AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       MURDOCK COMMUNICATIONS CORPORATION

                           MCC MERGER SUB CORPORATION

                                       AND

                           POLAR MOLECULAR CORPORATION

                          DATED AS OF DECEMBER 19, 2001



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                                Table of Contents
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INTRODUCTORY  STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE  I     THE  MERGER . . . . . . . . . . . . . . . . . . . . . . . .     1
     SECTION  1.01.  The Merger. . . . . . . . . . . . . . . . . . . . . .     1
     SECTION  1.02.  Effective Time. . . . . . . . . . . . . . . . . . . .     1
     SECTION  1.03.  Effect of the Merger. . . . . . . . . . . . . . . . .     2
     SECTION  1.04.  Articles of Incorporation . . . . . . . . . . . . . .     2
     SECTION  1.05.  Bylaws. . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION  1.06.  Directors and Officers of the Surviving Corporation .     2
     SECTION  1.07.  Additional Actions. . . . . . . . . . . . . . . . . .     2
     SECTION  1.08.  Conversion of Securities. . . . . . . . . . . . . . .     2
     SECTION  1.09.  Dissenting Shares . . . . . . . . . . . . . . . . . .     4
     SECTION  1.10.  Surrender of Shares, Stock Transfer Books . . . . . .     5

ARTICLE  II     CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .     6
     SECTION  2.01.  Closing . . . . . . . . . . . . . . . . . . . . . . .     6
     SECTION  2.02.  Deliveries by Polar . . . . . . . . . . . . . . . . .     7
     SECTION  2.03.  Deliveries by Merger Sub and Murdock. . . . . . . . .     7

ARTICLE  III     REPRESENTATIONS AND WARRANTIES OF POLAR . . . . . . . . .     7
     SECTION  3.01.  Organization and Qualification of Polar . . . . . . .     7
     SECTION  3.02.  Power and Capacity; Charter Documents of Polar. . . .     8
     SECTION  3.03.  Polar Subsidiaries. . . . . . . . . . . . . . . . . .     8
     SECTION  3.04.  Capitalization and Ownership of Polar . . . . . . . .     8
     SECTION  3.05.  No Polar Conflicts. . . . . . . . . . . . . . . . . .     8
     SECTION  3.06.  Polar Consents and Approvals. . . . . . . . . . . . .     9
     SECTION  3.07.  Financial and Operating Statements of Polar . . . . .     9
     SECTION  3.08.  No Undisclosed or Contingent Liabilities of Polar . .     9
     SECTION  3.09.  Assets of Polar . . . . . . . . . . . . . . . . . . .    10
     SECTION  3.10.  Absence of Certain Changes for Polar. . . . . . . . .    10
     SECTION  3.11.  Real Property of Polar. . . . . . . . . . . . . . . .    12
     SECTION  3.12.  Polar Contracts and Commitments . . . . . . . . . . .    13
     SECTION  3.13.  Polar Intellectual Property . . . . . . . . . . . . .    14
     SECTION  3.14.  Pension and Other Employee Plans and Agreements of
                       Polar . . . . . . . . . . . . . . . . . . . . . . .    15
     SECTION  3.15.  Polar Litigation. . . . . . . . . . . . . . . . . . .    17
     SECTION  3.16.  Polar Insurance . . . . . . . . . . . . . . . . . . .    17
     SECTION  3.17.  Polar Collective Bargaining Agreements; Compensation;
                       Employee Agreements . . . . . . . . . . . . . . . .    17
     SECTION  3.18.  Polar Labor Matters . . . . . . . . . . . . . . . . .    18
     SECTION  3.19.  Compliance with Law by Polar. . . . . . . . . . . . .    19
     SECTION  3.20.  Polar Permits . . . . . . . . . . . . . . . . . . . .    19
     SECTION  3.21.  Polar Environmental Matters . . . . . . . . . . . . .    19

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     SECTION  3.22.  Polar Tax Matters . . . . . . . . . . . . . . . . . .    20
     SECTION  3.23.  Title to Polar Assets . . . . . . . . . . . . . . . .    22
     SECTION  3.24.  Redemptions of Capital Stock by Polar . . . . . . . .    22
     SECTION  3.25.  Accuracy of Polar's Disclosure. . . . . . . . . . . .    22

ARTICLE  IV     REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND MURDOCK .    22
     SECTION  4.01.  Organization and Qualification - Merger Sub . . . . .    22
     SECTION  4.02.  Organization and Qualification - Murdock. . . . . . .    23
     SECTION  4.03.  Power and Capacity; Charter Documents of Merger Sub .    23
     SECTION  4.04.  Power and Capacity; Charter Documents of Murdock. . .    23
     SECTION  4.05.  Capitalization of Murdock; Murdock Subsidiaries . . .    24
     SECTION  4.06.  No Acquiror Conflicts . . . . . . . . . . . . . . . .    25
     SECTION  4.07.  Acquiror Consents and Approvals . . . . . . . . . . .    25
     SECTION  4.08.  Financial and Operating Statements of Acquiror. . . .    26
     SECTION  4.09.  No Undisclosed or Contingent Liabilities of Acquiror.    26
     SECTION  4.10.  Assets of the Acquiror. . . . . . . . . . . . . . . .    26
     SECTION  4.11.  Absence of Certain Acquiror Changes . . . . . . . . .    27
     SECTION  4.12.  Real Property of Acquiror . . . . . . . . . . . . . .    29
     SECTION  4.13.  Acquiror Contracts and Commitments. . . . . . . . . .    30
     SECTION  4.14.  Acquiror Intellectual Property. . . . . . . . . . . .    31
     SECTION  4.15.  Pension and Other Employee Plans and Agreements of
                       Acquiror. . . . . . . . . . . . . . . . . . . . . .    32
     SECTION  4.16.  Acquiror Litigation . . . . . . . . . . . . . . . . .    34
     SECTION  4.17.  Acquiror Insurance. . . . . . . . . . . . . . . . . .    34
     SECTION  4.18.  Acquiror Collective Bargaining Agreements;
                       Compensation; Employee Agreements . . . . . . . . .    34
     SECTION  4.19.  Acquiror Labor Matters. . . . . . . . . . . . . . . .    35
     SECTION  4.20.  Compliance with Law by Acquiror . . . . . . . . . . .    36
     SECTION  4.21.  Acquiror Permits. . . . . . . . . . . . . . . . . . .    36
     SECTION  4.22.  Acquiror Environmental Matters. . . . . . . . . . . .    37
     SECTION  4.23.  Acquiror Tax Matters. . . . . . . . . . . . . . . . .    37
     SECTION  4.24.  Title to Acquiror Assets. . . . . . . . . . . . . . .    38
     SECTION  4.25.  Redemptions of Capital Stock by Acquiror. . . . . . .    38
     SECTION  4.26.  SEC Reports and Financial Statements. . . . . . . . .    38
     SECTION  4.27.  Accuracy of Acquiror Disclosure . . . . . . . . . . .    39

ARTICLE  V     OTHER OBLIGATIONS OF THE PARTIES. . . . . . . . . . . . . .    39
     SECTION  5.01.  Conduct of Polar Business . . . . . . . . . . . . . .    39
     SECTION  5.02.  Conduct of Murdock Business . . . . . . . . . . . . .    42
     SECTION  5.03.  Murdock's Access to Books and Records . . . . . . . .    44
     SECTION  5.04.  Polar's Access to Books and Records . . . . . . . . .    44
     SECTION  5.05.  Consents. . . . . . . . . . . . . . . . . . . . . . .    44
     SECTION  5.06.  Disclosure Schedule . . . . . . . . . . . . . . . . .    44
     SECTION  5.07.  Governmental Filings. . . . . . . . . . . . . . . . .    45
     SECTION  5.08.  Covenant to Satisfy Conditions. . . . . . . . . . . .    45
     SECTION  5.09.  Confidentiality . . . . . . . . . . . . . . . . . . .    45

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     SECTION  5.10.  Registration Statement and Proxy Statement. . . . . .    45
     SECTION  5.11.  Murdock Stockholder Approval. . . . . . . . . . . . .    46
     SECTION  5.12.  Polar Stockholder Approval. . . . . . . . . . . . . .    47
     SECTION  5.13.  Resignation of Officers and Directors . . . . . . . .    47
     SECTION  5.14.  Provision of Polar's Audited Financial Statements . .    47
     SECTION  5.15.  Financial Condition of Murdock. . . . . . . . . . . .    47

ARTICLE  VI     CONDITIONS TO CONSUMMATION OF THE MERGER . . . . . . . . .    48
     SECTION  6.01.  Conditions to the Obligations of Each Party . . . . .    48
     SECTION  6.02.  Conditions to Obligations of Murdock and Merger Sub .    48
     SECTION  6.03.  Conditions to Obligation of Polar . . . . . . . . . .    50

ARTICLE  VII  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .    51
     SECTION  7.01.  Termination by Mutual Consent . . . . . . . . . . . .    51
     SECTION  7.02.  Termination by Either Murdock or Polar. . . . . . . .    51
     SECTION  7.03.  Termination by Murdock. . . . . . . . . . . . . . . .    52
     SECTION  7.04.  Termination by Polar. . . . . . . . . . . . . . . . .    52
     SECTION  7.05.  Effect of Termination . . . . . . . . . . . . . . . .    52

ARTICLE  VIII     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .    53
     SECTION  8.01.  Survival of Representations and Warranties. . . . . .    53
     SECTION  8.02.  Commissions . . . . . . . . . . . . . . . . . . . . .    53
     SECTION  8.03.  Definition of Knowledge . . . . . . . . . . . . . . .    53
     SECTION  8.04.  Definition of Material Adverse Effect and Material
                       Adverse Change. . . . . . . . . . . . . . . . . . .    53
     SECTION  8.05.  Expenses, Taxes, Etc. . . . . . . . . . . . . . . . .    53
     SECTION  8.06.  Successors and Assigns. . . . . . . . . . . . . . . .    53
     SECTION  8.07.  No Third-Party Benefit. . . . . . . . . . . . . . . .    53
     SECTION  8.08.  Entire Agreement; Amendment . . . . . . . . . . . . .    54
     SECTION  8.09.  Reformation and Severability. . . . . . . . . . . . .    54
     SECTION  8.10.  Notices . . . . . . . . . . . . . . . . . . . . . . .    54
     SECTION  8.11.  Governing Law . . . . . . . . . . . . . . . . . . . .    55
     SECTION  8.12.  Arbitration . . . . . . . . . . . . . . . . . . . . .    55
     SECTION  8.13.  Counterparts. . . . . . . . . . . . . . . . . . . . .    56

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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 19, 2001, is by and among Murdock Communications Corporation, an Iowa corporation ("MURDOCK"), MCC Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Murdock ("MERGER SUB"), and Polar Molecular Corporation, a Delaware corporation ("POLAR" and sometimes the "SURVIVING CORPORATION").

                             INTRODUCTORY STATEMENTS

     Polar, Merger Sub and Murdock desire to effect the merger of Merger Sub with and into Polar, with Polar remaining as the surviving corporation, pursuant to the terms hereof (the "MERGER").

     For purposes of this Agreement, Murdock and its Subsidiaries (as defined herein), including without limitation Merger Sub, shall collectively be termed the "ACQUIROR"; when such collective term is used in connection with financial issues, it shall refer to Murdock and its Subsidiaries as a consolidated whole. For example, when references are made to officers, directors and employees of the Acquiror, it shall mean all officers, directors and shareholders of Murdock and its Subsidiaries.

     Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION  1.01.  The  Merger.  Upon  the terms and subject to the conditions
                     -----------
hereof, the Merger shall be consummated in accordance with the Delaware General Corporation Law (the "DELAWARE LAW") as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Delaware Law, Merger Sub shall be merged with and into Polar, the separate corporate existence of Merger Sub shall cease, and Polar shall continue as the Surviving Corporation.

     SECTION  1.02.  Effective  Time.  As  promptly  as  practicable  after  the
                     ---------------
satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the Delaware Law. The Merger shall become effective upon the filing of such certificate of merger with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

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     SECTION  1.03.  Effect of the Merger.  At the Effective Time, the effect of
                     --------------------
the  Merger in Delaware shall be as provided in Section 259 of the Delaware Law.

     SECTION  1.04.  Articles  of  Incorporation.  At  the  Effective  Time, the
                     ---------------------------
Certificate of Incorporation of Polar shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law (as defined herein).

     SECTION 1.05.  Bylaws.  The Bylaws of Polar, as in effect immediately prior
                    ------
to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law.

     SECTION  1.06.  Directors  and  Officers of the Surviving Corporation.  The
                     -----------------------------------------------------
directors and officers of Polar at the Effective Time shall become the directors and officers of the Surviving Corporation.

     SECTION  1.07.  Additional  Actions.  If,  at  any time after the Effective
                     -------------------
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Polar or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Polar and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Polar and Merger Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION  1.08.  Conversion  of Securities. At the Effective Time, by virtue
                     -------------------------
of the Merger and without any action on the part of Polar, Murdock, Merger Sub or the holder of any of the following securities:

          (a) Each share (individually, a "COMMON SHARE" and, collectively, the "COMMON SHARES") of common stock, par value $.0001 per share (the "COMMON STOCK"), of Polar issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined herein), shall be converted into the right to receive the number of shares of common stock, no par value per share, of Murdock (the "MURDOCK COMMON STOCK") per Common Share equal to the Common Share Amount, subject to any adjustment provided by Section 1.10(c), and issuable by Murdock to the holders of Common Shares of Polar; provided, that such conversion shall be effected in accordance with the provisions of this
Article I upon surrender of the certificate representing any such Common Shares. For purposes hereof, the

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"COMMON  SHARE  AMOUNT"  shall mean the number of shares of Murdock Common Stock equal to (i) four times the number of shares of Murdock Common Stock outstanding at the Effective Time (but excluding the effect of this Section 1.08) divided by
(ii) the number of Common Shares. The certificates representing the shares of Murdock Stock to be issued to the holders of the Common Shares of Polar (the "CERTIFICATES") shall be in a form to be mutually agreed upon by Murdock and Polar. Each share of the Common Stock held in the treasury of Polar shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto. The aggregate number of shares of Murdock Common Stock issuable by Murdock as merger consideration hereunder shall be termed the "MERGER CONSIDERATION".

          (b) If, between the date hereof and the Effective Time, the outstanding shares of Common Stock of Polar shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Common Stock of Polar, then the Common Share Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

          (c) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one share, validly issued, fully paid and nonassessable, of common stock of the Surviving Corporation. Immediately following the Effective Time, the common stock of the Surviving Corporation held by Murdock shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

          (d) From and after the Effective Time, holders of certificates evidencing Common Stock that were issued prior to the Merger shall cease to have any rights as shareholders of Polar or the Surviving Corporation, except as provided otherwise by Law.

          (e) (1) Each option to purchase shares of the Common Stock that is outstanding immediately prior to the Effective Time (a "POLAR STOCK OPTION") shall be assumed by Murdock on the terms set forth below in Section 1.08(e)(2) and shall automatically be converted into an option to purchase shares of Murdock Common Stock, either pursuant to the terms of the Polar Stock Option or express agreement of the holder of the Polar Stock Option. Each warrant to purchase shares of the Common Stock of Polar that is outstanding immediately prior to the Effective Time (a "POLAR WARRANT") shall be assumed by Murdock on the terms set forth below in Section 1.08(e)(2) and shall automaticallybe converted into a warrant to purchase shares of Murdock Common Stock, either pursuant to the terms of the Polar Warrant or express agreement of the holder of the Polar Warrant.
               (2) Each Polar Stock Option that is outstanding at the Effective Time shall be assumed by Murdock and shall be deemed to constitute an option to acquire, and each Polar Warrant that is outstanding at the Effective Time shall be assumed by Murdock and shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Polar Stock Option or Polar Warrant immediately prior to the Effective Time, the number of shares of Murdock Common Stock as the holder of such Polar Stock Option

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
or Polar Warrant would have been entitled to receive had such holder exercised such Polar Stock Option or such Polar Warrant in full immediately prior to the Effective Time (assuming only for this purpose that such Polar Stock Option was in fact vested and exercisable) at an exercise price per share equal to (a) the aggregate exercise price for Common Shares otherwise purchasable pursuant to such Polar Stock Option or Polar Warrant divided by (b) the aggregate number of shares of Murdock Common Stock for which such assumed Polar Stock Option or Polar Warrant is exercisable immediately following the Effective Time; provided however, that in all events the number of shares covered by, and the exercise price for, each assumed Polar Stock Option that is an "incentive stock option" (within the meaning of Section 422 of the Code) shall be determined according to
Section 424 of the Code and the regulations promulgated thereunder, and provided further, that the number of shares of Murdock Common Stock that may be purchased upon exercise of the assumed Polar Stock Options and Polar Warrants shall not include any fractional share. An assumed Polar Stock Option or Polar Warrant that includes a fractional share shall be rounded up to the nearest whole share. At and after the Effective Time, each assumed Polar Stock Option that had not vested in full in accordance with its terms shall continue to vest according to the terms of such option in effect immediately prior to the Effective Time. From and after the Effective Time, Murdock shall assume and comply with the terms of the warrant agreements pursuant to which the Polar Warrants were issued (the "POLAR WARRANT AGREEMENTS") and the Polar stock option plans pursuant to which the Polar Stock Options were granted. At or prior to the Effective Time, Murdock shall cause to be taken all corporate action to reserve for issuance a sufficient number of shares of Murdock Common Stock for delivery upon exercise of the assumed Polar Stock Options and Polar Warrants.

          (f) If, between the date hereof and the Effective Time, the outstanding shares of Murdock Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Murdock Common Stock, then the number of shares represented by the Common Share Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

     SECTION  1.09.  Dissenting  Shares.
                     ------------------

          (a) Any Common Shares held by a holder who has not voted such shares in favor of the approval and adoption of this Agreement and who has properly demanded and perfected such demand for appraisal of such shares in accordance with Section 262 of the Delaware Law and as of the Effective Time has neither effectively withdrawn nor lost such right to such appraisal ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Common Share Amount but the holder thereof shall only be entitled to such rights as are granted by Section 262 of the Delaware Law.

          (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Common Shares who demands appraisal of such shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) such right to appraisal, then

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
as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's shares shall automatically be converted into and represent only the right to receive the Common Share Amount per Common Share as provided in Section 1.08 without interest thereon, upon surrender of the certificate or certificates representing such shares and such shares shall no longer be Dissenting Shares. Furthermore, upon the surrender of Dissenting Shares in accordance with the provisions of Section 1.10 hereof, the holder thereof shall be deemed to have waived his or her appraisal rights under the Delaware Law with respect to such Common Shares.

          (c) Polar shall give Merger Sub and, after the Merger, the Surviving Corporation shall give Murdock (i) prompt notice of any written demands for appraisal or payment of the fair value of any Common Shares, withdrawals of such demands, and any other instruments served pursuant to the Delaware Law received by Polar or the Surviving Corporation and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. Prior to the Merger, Polar shall not voluntarily make any payment with respect to any demands for appraisal or, except with the prior written consent of Merger Sub, settle or offer to settle any such demands.

     SECTION  1.10.  Surrender  of  Shares,  Stock  Transfer  Books.
                     ----------------------------------------------

          (a) Following the Effective Time, Murdock shall distribute to the holders of the Common Shares the Certificates to be issued to such holders under
Section  1.08(a)  upon  the terms and conditions specified in this Section 1.10.

          (b) Each holder of a certificate or certificates representing any Common Shares canceled upon the effectiveness of the Merger pursuant to Section
1.08 may thereafter surrender such certificate or certificates to Murdock (or its transfer agent). Murdock agrees that prior to the Effective Time it shall distribute or shall cause to be distributed to each holder of record of Common
Shares as of the Effective Time a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon proper delivery thereof to Murdock or its transfer agent) and instructions for use in effecting the surrender of such certificates for payment therefor. (Any holders of Common Shares who have lost or destroyed the certificates representing their Common Shares shall be required to execute an affidavit regarding such matters in a form to be distributed by Murdock to indemnify the Surviving Corporation and Murdock against any other claimants of such Common Shares, but no bond or other security shall be required for such indemnity.) Upon surrender by such holder to Murdock of a certificate
(or such executed affidavit and indemnity), together with such letter of transmittal duly executed, the holder of such certificate shall be entitled to receive in exchange therefor Certificates representing the number of shares of Murdock Common Stock in an amount equal to the product of the number of Common Shares represented by such certificate and the Common Share Amount. Each certificate surrendered hereunder shall forthwith be canceled. Notwithstanding anything in this Agreement to the contrary, no Certificates shall be released or distributed to any holder of Common Shares until Murdock or the Surviving Corporation has received written confirmation of the effectiveness of the Merger under the Delaware Law from the Secretary of State of the State of Delaware.

          (c) No fractional shares of Murdock Common Stock shall be issued in the Merger. All shares of Murdock Common Stock to which a holder of shares of the Common Stock of Polar is entitled as a result of the Merger shall be aggregated and if a fractional share of Murdock Common Stock results even after such aggregation, such fractional share shall be rounded up to the nearest whole share of Murdock Common Stock, in lieu of the fractional share.

          (d) If payment in respect of Common Shares is to be made to a Person (as defined herein) other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or Murdock that such tax either has been paid or is not payable. The registered holder of each certificate surrendered in accordance with the preceding sentence shall indemnify and hold Murdock and the other parties hereto harmless against any claims by third parties (and any direct or indirect damages relating thereto) as to the title of such certificate or the Common Shares evidenced thereby. Until surrendered in accordance with the provisions of this Section 1.10, each certificate (other than certificates representing Dissenting Shares in respect of which appraisal rights are perfected, which shall be treated in accordance with applicable provisions of the Delaware Law) shall represent for all purposes whatsoever only the right to receive the Common Share Amount multiplied by the number of the applicable Common Shares evidenced by such certificate, except as otherwise provided in subsection (b) above.

          (e) At the Effective Time, the stock transfer books of Polar shall be closed and there shall be no further registration of transfers of Common Shares or other equity issued prior to the Merger on the records of Polar or the Surviving Corporation. If, after the Effective Time, certificates for Common Stock or other equity securities of Polar are presented to the Surviving Corporation, they shall be entitled only to be canceled and exchanged for the amounts provided for such shares or other equity securities in Sections 1.08 and
1.10  hereof.

                                   ARTICLE II

                                     CLOSING

     SECTION  2.01.  Closing.  The  Closing  of  the  transactions  contemplated
                     -------
hereby (the "CLOSING") shall, subject to the provisions of Article VI hereof, take place at the offices of Holme Roberts & Owen LLP in Denver Colorado, on the later to occur of May 1, 2002 and the date that is two business days after each of the conditions set forth in Article VI has been met or waived in writing, or at such other date, time and place as Polar and Murdock mutually agree. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE".

     SECTION  2.02.  Deliveries  by Polar.  At the Closing, Polar shall deliver,
                     --------------------
or cause to be delivered, to Merger Sub and Murdock (unless delivered previously) the following:

          (a) the Officers' Certificate referred to in Section 6.02(d) hereof;

          (b) executed counterparts of any consents required to be obtained by Polar pursuant to Section 6.02(c) hereof; and

          (c) all other previously undelivered documents, instruments and writings required to be delivered by Polar to Merger Sub or Murdock at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

     SECTION  2.03.  Deliveries  by  Merger  Sub  and  Murdock.  At the Closing,
                     -----------------------------------------
Merger Sub and Murdock shall deliver, or cause to be delivered, to Polar (unless delivered previously) the following:

          (a) the Officers' Certificates referred to in Section 6.03(d) hereof;

          (b) executed counterparts of any consents required to be obtained by Murdock pursuant to Section 6.03(c) hereof; and

          (c) all other previously undelivered documents, instruments and writings required to be delivered by Merger Sub or Murdock to Polar at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF POLAR

     Polar hereby represents and warrants to Merger Sub and Murdock as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule to be delivered to Murdock pursuant to Section 5.06 hereof:

     SECTION  3.01.  Organization  and  Qualification  of  Polar. Polar is (a) a
                     -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect (as defined herein) upon Polar or the consummation of the transactions contemplated hereby. Each jurisdiction in which Polar is qualified to do business is listed in Section
3.01  of
the Disclosure Schedule. No jurisdiction in which Polar is not qualified or licensed has claimed, in writing or otherwise, that Polar is required to qualify or be licensed therein.

     SECTION  3.02.  Power  and  Capacity;  Charter  Documents  of  Polar.
                     ----------------------------------------------------

          (a) Subject to the approval of the stockholders of Polar in accordance with the terms of Delaware Law and this Agreement, Polar has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Polar has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Polar and is a valid and binding obligation of Polar, enforceable against Polar in accordance with its terms. The Board of Directors of Polar has approved resolutions, a copy of which has been delivered to Murdock, approving the terms of this Agreement and, with respect to Polar, each of the transactions contemplated by the terms of this Agreement.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Polar will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of Polar. Polar has delivered to Merger Sub true and complete copies of the Certificate of Incorporation and the Bylaws of Polar, as in effect on the date hereof.

     SECTION  3.03.  Polar  Subsidiaries.  Polar  has  no  subsidiaries.
                     -------------------

     SECTION  3.04.  Capitalization and Ownership of Polar.  Section 3.04 of the
                     -------------------------------------
Disclosure Schedule lists, for Polar, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each stockholder. All of the outstanding shares of the capital stock of Polar are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Polar. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Polar, there are no outstanding securities authorized, granted or issued by Polar that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Polar. There are no rights of any Person to have Polar repurchase any capital stock of Polar.

     SECTION 3.05.  No Polar Conflicts.  The execution, delivery and performance
                    ------------------
of this Agreement by Polar and the consummation of the transactions contemplated hereby will not:

          (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Polar Assets (as defined herein), with or without the giving of notice and/or the passage of time, or

          (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Polar is a party or by which Polar or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Polar is a party or by which Polar may be bound or affected, or to which any of the Polar Assets may be subject, or

          (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could reasonably be expected to result in a Material Adverse Effect on Polar or the transactions contemplated by this Agreement.

     SECTION  3.06.  Polar  Consents  and  Approvals.  Polar  is not required to
                     -------------------------------
obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Polar of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the business of Polar (the "POLAR BUSINESS") other than those that may be required solely by reason of Merger Sub's or Murdock's participation in the transactions contemplated hereby.

     SECTION  3.07.  Financial  and  Operating  Statements  of  Polar.  Attached
                     ------------------------------------------------
hereto as Appendix I is a true and complete copy of the audited balance sheet of Polar as of March 31, 2000 and the unaudited balance sheet of Polar as of March 31, 2001, together with related statements of operations, equity and cash flow of Polar for each of such periods (collectively, the "POLAR YEAR END FINANCIAL STATEMENTS"). The Polar Year End Financial Statements fairly present the financial position and the results of operations of Polar for the periods therein identified. Attached hereto as Appendix II is a true and complete copy of the unaudited balance sheet of Polar as of October 31, 2001 (the "POLAR INTERIM BALANCE SHEET"), together with the related statement of operations for the seven-month period then ended (the "POLAR INTERIM FINANCIAL STATEMENTS"). The Polar Interim Financial Statements fairly present the financial position and results of operations of Polar for such seven-month period.

     SECTION  3.08.  No  Undisclosed or Contingent Liabilities of Polar.  Except
                     --------------------------------------------------
for liabilities or obligations incurred by Polar in the ordinary course of business since the date of the Polar Interim Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on Polar), to the knowledge of Polar, there is no basis for the assertion against Polar of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) exceeding $25,000 in individual amount that may reasonably be expected to encumber or affect Polar or the transactions contemplated hereby which is not fully reflected or reserved against on the Polar Interim Balance Sheet.

     SECTION  3.09.  Assets  of  Polar.  The  assets of Polar (collectively, the
                     -----------------
"POLAR  ASSETS")  include,  without  limitation,  the  assets  referenced below:

          (a)     Intellectual  Property.  All  patents,  trade or service names
                  ----------------------
and marks, assumed names and copyrights and all applications therefor relating in which Polar has an interest (collectively, "POLAR INTELLECTUAL PROPERTY"), including without limitation those listed in Section 3.09(a) of the Disclosure Schedule;

          (b)     Receivables.  All  accounts  receivable,  bills  and  notes
                  -----------
receivable, commercial paper and acceptances or any other evidences of indebtedness to Polar, including without limitation those listed in Section 3.09(b) of the Disclosure Schedule;

          (c)     Polar  Equipment.  All  furniture,  fixtures  and equipment of
                  ----------------
Polar (the "POLAR EQUIPMENT"), including without limitation those items listed in Section 3.09(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

          (d)     Vehicles.  All  automobiles,  trucks,  trailers  and  other
                  --------
vehicles  owned or leased by Polar, including without limitation those listed in
Section  3.09(d)  of  the  Disclosure  Schedule;

          (e)     Insurance.  All  insurance  policies  covering  Polar  and its
                  ---------
directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Polar Assets), including without limitation those listed in Section 3.09(e) of the Disclosure Schedule; and

          (f)     Polar  Permits.  All  licenses,  permits  and  authorizations
                  --------------
issued by any federal, state, local or foreign governmental authority (the "POLAR PERMITS") relating to Polar, the Polar Assets or the conduct of the Polar Business, including without limitation those listed in Section 3.09(f) of the Disclosure Schedule.

     SECTION  3.10.  Absence  of  Certain  Changes for Polar.  Since October 31,
                     ---------------------------------------
2001,  Polar  has  not:

          (a) suffered any Material Adverse Effect and there has not been any event, whether occurring before or after October 31, 2001, that could reasonably be expected to have a Material Adverse Effect on Polar; or

          (b) incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under its shared office lease, and (ii) liabilities or obligations for other items incurred in the ordinary course of business of Polar and consistent with past practice, none of which other items exceeds $25,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

          (c) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

          (d) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the timely payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Polar Fiscal 2001 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

          (e) permitted, allowed or suffered any of the Polar Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

          (f) canceled any material amount of indebtedness or waived any material claims or rights; or

          (g) sold, transferred or otherwise disposed of any Polar Assets except in the ordinary course of business and consistent with past practice; or

          (h) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "PERSON") other than representatives of Merger Sub and Murdock any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

          (i) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by Polar to any officer or director of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

          (j) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by Polar to any employee of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

          (k) paid, loaned or advanced any amount to any officer, director, employee or stockholder of Polar except for amounts advanced to employees of Polar in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any Polar Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of Polar (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

          (l) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

          (m) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

          (n) made any material change in any method of accounting or accounting practice or policy; or

          (o) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

          (p) issued any additional shares of capital stock of Polar or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Polar; or

          (q) paid dividends on or made other distributions or payments in respect of the capital stock of Polar; or

          (r) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

          (s) entered into or agreed to any transaction not in the ordinary course of business; or

          (t) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.10.

     SECTION  3.11.  Real  Property  of  Polar.  Polar  owns no interest in real
                     -------------------------
property,  other  than  its  lease  for  shared  office  space.

     SECTION  3.12.  Polar  Contracts  and  Commitments.
                     ----------------------------------

          (a) All of the material agreements, contracts and commitments to which Polar is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of Polar are described in Section 3.12(a) of the Disclosure Schedule.

          (b) Polar is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Polar Assets, except as described in
Section  3.12(b)  of  the  Disclosure  Schedule.

          (c) Polar has delivered or made available to Merger Sub or Murdock true and complete copies of each written agreement, contract or commitment listed in Section 3.12(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

          (d) The enforceability of the agreements, contracts and commitments referred to in this Section 3.12 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) Polar is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, employees, agents, consultants, advisors, salesmen or sales representatives that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by Polar of over $5,000, or (iii) provide for any bonus or other payment based on the sale of Polar or any portion thereof.

          (f) Polar is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

          (g)     Polar  is  not  a  party  to  or  bound  by:

               (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by Polar;

               (ii) any guaranty, direct or indirect, by Polar of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (iii) any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

               (iv) any collective bargaining agreement with any labor union;

               (v) any lease or similar arrangement for the use by Polar of personal property requiring payments by Polar, on an annual basis, of over $10,000;

               (vi) any agreement containing noncompetition or other limitations restricting the conduct of the business of Polar; and

               (vii)     any  partnership,  joint  venture or similar agreement.

          (h) Neither Polar nor any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of Polar or for the grant of any preferential rights to purchase any of the assets or capital stock of Polar.

          (i) Polar is not bound by any agreement to redeem the Common Shares held by any stockholder, which agreement will not be effectively and properly terminated by the consummation of the Merger.

          (j)     With  respect to each contract and agreement listed in Section
3.12 of the Disclosure Schedule, except as set forth therein, to the knowledge of Polar, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by Polar in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither Polar nor any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of Polar or on the part of any other party thereto.

     SECTION  3.13.  Polar  Intellectual  Property.
                     -----------------------------

          (a) Section 3.13 of the Disclosure Schedule contains an accurate and complete list of (i) all patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by Polar and used in the conduct of the Polar Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to technology, know-how or processes used in or necessary for the conduct of the Polar Business which Polar is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types).

          (b) Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and
(ii) duly recorded in the names of the Persons set forth in Section 3.13 of the Disclosure Schedule.

          (c) No claims have been asserted in writing by any Person against Polar with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Polar Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim.

          (d) To the knowledge of Polar, no other Person is infringing the rights of Polar with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets described in this Section 3.13.

     SECTION  3.14.  Pension  and  Other Employee Plans and Agreements of Polar.
                     ----------------------------------------------------------

          (a) Section 3.14 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which Polar or any Person (a "POLAR ERISA AFFILIATE") who would be treated as being a "single employer" with Polar under section 414 of the Internal Revenue Code of 1986, as amended (the "CODE"), has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "POLAR PLANS" and individually, a "POLAR PLAN"), and Polar has furnished to Merger Sub and Murdock complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Polar Plan and Summary Plan Descriptions. Polar has heretofore delivered to Merger Sub and Murdock the most recent liability valuation report with respect to each Polar Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to Polar with respect to each Polar Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Polar Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 3.14 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, "POLAR TERMINATED PLANS" and individually, a "POLAR TERMINATED PLAN").

          (b)     With  respect  to  each  Polar  Plan and each Polar Terminated
Plan, Polar and its Polar ERISA Affiliates have complied in all material respects with, and each Polar Plan and each Polar Terminated Plan conforms in all respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Polar Plan and each Polar Terminated Plan has been administered in all material respects in accordance with its terms. Each Polar Plan and each Polar Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to a Polar Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Polar Plan and Polar Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which Polar is the sole employer. Neither Polar nor any Polar ERISA
Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither Polar nor any Polar ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Polar Plans or to materially increase the benefits under any Polar Plan; no event or condition has occurred or exists with respect to any Polar Plan or Polar Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by Polar or any Polar ERISA Affiliate, which individually or collectively could result in a material liability to Polar or any Polar ERISA Affiliate; all contributions required to any Polar Plan and each Polar Terminated Plan and all premiums for insurance coverage for each fiscal year of each Polar Plan and each Polar Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Polar Year End Financial Statements and Polar Interim Financial Statements through their relevant dates; no Polar Plan or Polar Terminated Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the knowledge of Polar, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Polar Plans or Polar Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on Polar or any Polar ERISA Affiliate of any penalty, assessment or liability in connection with any of the Polar Plans or Polar Terminated Plans, individually or collectively; no Polar Plan or Polar Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no "reportable event," as defined in section 4043 of ERISA, has occurred or, to the knowledge of Polar, is about to occur that could result in a material liability to Polar or any Polar ERISA Affiliate.

          (c) No Polar Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of Polar or any Polar ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Polar Plan can be unilaterally terminated at any time by Polar without material liability.

     SECTION  3.15.  Polar Litigation.  There are no open and unresolved claims,
                     ----------------
actions, suits, proceedings, investigations or inquiries that have been made or served against Polar or, to the knowledge of Polar, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority ("GOVERNMENTAL AUTHORITY"). No claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.15 of the Disclosure Schedule would, if adversely decided, be reasonably expected to have a Material Adverse Effect on Polar or the transactions contemplated hereby. Polar is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may be reasonably expected to have a Material Adverse Effect on Polar or on its ability to acquire any property or conduct its business in any way.

     SECTION  3.16.  Polar  Insurance.
                     ----------------

           (a) All policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance relating to the Polar Business (the "POLAR INSURANCE POLICIES") are in full force and effect.

          (b) All billed premiums with respect to the Polar Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

          (c) The coverage provided by the Polar Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be adversely affected by or terminate or lapse by reason of the transactions contemplated hereby.

     SECTION  3.17.  Polar  Collective  Bargaining  Agreements;  Compensation;
                     ---------------------------------------------------------
Employee  Agreements.
      --------------

          (a) Polar does not have in effect any collective bargaining agreement and is not currently engaged in any bargaining with any labor union.

          (b) To the knowledge of Polar, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of Polar and Polar is not aware of any attempts to organize the employees of Polar by any labor union.

          (c) Section 3.17 of the Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of Polar and of all employees of or consultants to Polar that received annual base salary and cash bonus totaling in excess of $100,000 for the fiscal year ended March, 31, 2001.

          (d) There are no covenants, agreements or restrictions to which Polar is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any employee listed in Section
3.17 of the Disclosure Schedule from engaging in any type of business activity in any location.

     SECTION  3.18.  Polar  Labor  Matters.
                     ---------------------

          (a) Polar has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice which has had, or could reasonably be expected to produce, a Material Adverse Effect on Polar.

          (b) There is no open and unresolved unfair labor practice charge or complaint against Polar for which Polar has received service of process or other appropriate notice or, to the knowledge of Polar, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

          (c) There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which Polar has received service of process or other appropriate notice and, to the knowledge of Polar, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

          (d) There is no basis for any charge, complaint or grievance described in this Section 3.19, and, to the knowledge of Polar, none is being considered or threatened.

          (e) There is no labor strike, slowdown or work stoppage for which Polar has received service of process or other appropriate notice or, to the knowledge of Polar, pending (without having been so served or noticed) or threatened against Polar.

          (f) Polar has not experienced any significant work stoppages or been a party within the past two years to any proceedings before the National Labor Relations Board, and is not a party to any arbitration proceeding arising out of or under collective bargaining agreements.

          (g) There is no open and unresolved charge or complaint for which Polar has received service of process or other appropriate notice or, to the knowledge of Polar, which is being considered or threatened against Polar before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

          (h) Polar has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to Polar, and, to the knowledge of Polar, no such investigation is in progress.

          (i) The employees of Polar are not represented by any labor union and there are no any collective bargaining agreements otherwise in effect with respect to such employees.

          (j) There are no citations against Polar from the Occupational Safety and Health Administration for which Polar has been provided service of process or other appropriate notice, and, to the knowledge of Polar, no such citations are pending.

     SECTION  3.19.  Compliance  with  Law  by  Polar.
                     --------------------------------

          (a) To the knowledge of Polar, Polar is in compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "LAWS") applicable to the Polar Business, except for noncompliance which in the aggregate will not reasonably be expected to result in a Material Adverse Effect.

          (b) Polar has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

          (c) Polar has not been notified by any governmental or regulatory authority that Polar is in violation or alleged violation of any Law applicable to the Polar Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

     SECTION  3.20.  Polar  Permits.  Polar  has all Polar Permits necessary for
                     --------------
the ownership or leasing of its properties and the conduct of the Polar Business as now being conducted. All such Polar Permits are in full force and effect. To the knowledge of Polar, no violations of the Polar Permits have been reported. No notice of any proceeding has been served or otherwise given to Polar or, to the knowledge of Polar, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Polar Permits.

     SECTION  3.21.  Polar  Environmental  Matters.
                     -----------------------------

          (a) All Polar Permits that are required for the current operation of the Polar Business under all Environmental Laws have been obtained. No notice to, approval of, authorization or consent from any Person is necessary for the transfer of any such Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, such Polar Permits.

          (b) To the knowledge of Polar, Polar is in material compliance with all terms and conditions of all applicable Environmental Laws (as defined below). Further, to the knowledge of Polar, Polar is in substantial compliance with all applicable covenants running with any leases that relate to the protection of health or the environment. Polar has not received any written communication from any Person that alleges that Polar is not in compliance with any applicable Environmental Law, which allegation has not been appropriately and completely resolved.

          (d) Polar has not prepared or caused the preparation of any environmental reports, audits, investigations or assessments of Polar or any real or personal property or operations which are now, or have been previously owned, leased, operated or managed, in whole or in part, by Polar (collectively, "POLAR ENVIRONMENTAL REPORTS"). To the knowledge of Polar, no Environmental Reports exist.

          (e) For purposes of this Agreement, the following terms shall be given the following meanings:

               (i) "ENVIRONMENTAL LAWS" shall mean any Law relating to or applicable to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface), including without limitation, Laws and regulations relating to the Release or threatened Release of Hazardous Material, or manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Material.

               (ii) "HAZARDOUS MATERIAL" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, and compressors or other equipment that contain polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

               (iii) "RELEASE" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     SECTION  3.22.  Polar  Tax  Matters.
                     -------------------

          (a) For purposes of this Agreement, (i) "TAX RETURN" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes and (ii) "TAX" or "TAXES" means any United States or foreign, federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

          (b) All Tax Returns required to be filed on or before the Closing Date by Polar have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of Polar and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

          (c) Polar has timely paid or has made adequate provision in the Polar Fiscal 2001 Balance Sheet for the payment of all Taxes due on such Tax
Returns that have been filed or will be filed for periods ending on or before the date of the Polar Fiscal 2001 Balance Sheet.

          (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to Polar, or, to the knowledge of Polar, pending or proposed against or with respect to Polar in respect of any Tax. There are no material liens for Taxes upon any of the Polar Assets.

          (e) Polar has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

          (f) Polar has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (g) Polar does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

          (h) Polar has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

          (i) There has never been a Tax sharing or allocation agreement in place between Polar and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

          (j) Polar is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included Polar.

          (k) Polar has delivered or made available to Merger Sub and Murdock correct and complete copies of all Tax Returns filed by Polar for 2000, 1999 and 1998, all examination reports, and any statements of deficiencies assessed against or agreed to by Polar.

     SECTION  3.23.  Title  to  Polar Assets.  Polar has good and valid title to
                     -----------------------
the Polar Assets, including without limitation those assets set forth on the Polar Interim Balance Sheet. At the Closing the Polar Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

     SECTION  3.24.  Redemptions of Capital Stock by Polar.  To the knowledge of
                     -------------------------------------
Polar, all redemptions of its capital stock by Polar in the past ten years have been effected in accordance with all applicable federal and state securities
(and other) Laws and agreements between Polar and its stockholders. There exists no continuing claim by any former or current stockholder, for money or otherwise, against Polar regarding any such redemptions.

     SECTION  3.25.  Accuracy  of  Polar's  Disclosure.  There is no information
                     ---------------------------------
contained in this Agreement (whether in this Article III, any other portion of this Agreement pertaining to Polar, the Disclosure Schedule, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) that contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                             MERGER SUB AND MURDOCK

     Murdock hereby represents and warrants to Polar as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

     SECTION  4.01.  Organization and Qualification - Merger Sub.  Merger Sub is
                     -------------------------------------------
(a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Merger Sub or the consummation of the transactions contemplated hereby. Each jurisdiction in which Merger Sub is qualified to do business is listed in Section 4.01 of the Disclosure Schedule. No jurisdiction in which Merger Sub is not qualified or licensed has claimed, in writing or otherwise, that Merger Sub is required to qualify or be licensed therein.

     SECTION  4.02.  Organization and Qualification - Murdock.  Murdock is (a) a
                     ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Murdock or the consummation of the transactions contemplated hereby. Each jurisdiction in which Murdock is qualified to do business is listed on Section 4.02 of the Disclosure Schedule. No jurisdiction in which Murdock is not qualified or licensed has claimed, in writing or otherwise, that Murdock is required to qualify or be licensed therein.

     SECTION  4.03.  Power  and  Capacity;  Charter  Documents  of  Merger  Sub.
                     ----------------------------------------------------------

          (a) Merger Sub has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Merger Sub has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Merger Sub and is a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms. The Board of Directors of Merger Sub has approved resolutions, a copy of which has been delivered to Polar, approving the terms of this Agreement and, with respect to Merger Sub, each of the transactions contemplated by the terms of this Agreement.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Merger Sub will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of Merger Sub. Merger Sub has delivered to Polar true and complete copies of the Certificate of Incorporation and the Bylaws of Merger Sub, as in effect on the date hereof.

     SECTION  4.04.  Power  and  Capacity;  Charter  Documents  of  Murdock.
                     ------------------------------------------------------

          (a) Subject to the approval of the stockholders of Murdock in accordance with the terms of applicable law and this Agreement, Murdock has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Murdock has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Murdock and is a valid and binding obligation of Murdock, enforceable against Murdock in accordance with its terms. The Board of Directors of Murdock has approved resolutions, a copy of which has been delivered to Polar, approving the terms of this Agreement and, on behalf of Murdock, each of the transactions contemplated by the terms of this Agreement.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Murdock will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Murdock. Murdock has delivered to Polar true and complete copies of the Articles of Incorporation and the Bylaws of Murdock, as in effect on the date hereof.

     SECTION  4.05.  Capitalization  of  Murdock;  Murdock  Subsidiaries.
                     ---------------------------------------------------

          (a) Section 4.05(a) of the Disclosure Schedule lists, for Murdock, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each stockholder. All of the outstanding shares of the capital stock of Murdock are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable Law. All such shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by Murdock. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Murdock, there are no outstanding securities authorized, granted or issued by Murdock that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Murdock. There are no rights of any Person to have Murdock repurchase any capital stock of Murdock.

          (b) Section 4.05(b) of the Disclosure Schedule sets forth for each subsidiary, direct or indirect, of Murdock (all such downstream subsidiaries are referred to herein collectively, as "SUBSIDIARIES" and individually, as a "SUBSIDIARY") its capital structure, its place of organization and the other jurisdictions in which it is qualified to do business. Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation, has all requisite corporate power and authority to own or lease and operate its properties and conduct its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Acquiror or the consummation of the transactions contemplated hereby. No jurisdiction in which any Subsidiary is not qualified or licensed has claimed, in writing or otherwise, that such Subsidiary is required to qualify or be licensed therein.

          (c) Except as set forth in Section 4.05(c) of the Disclosure Schedule, Murdock owns, free and clear of all liens, claims and encumbrances of any type whatsoever, and has the unrestricted power to dispose of and vote, all of the outstanding capital stock of each of its Subsidiaries. There are no outstanding or authorized options, warrants, subscriptions, calls, conversions or other rights, contracts, agreements, commitments or understandings of any kind obligating any Subsidiary to issue, sell, purchase, return or redeem any shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of, or other ownership interest in, any Subsidiary. All of the outstanding shares of the capital stock of each class of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable Law (as defined herein).

          (d)     Except  for  its  interest in any Subsidiary, Murdock does not
(i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or
(ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for Murdock's interest in any Subsidiary, neither Murdock nor any Subsidiary has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).

     SECTION  4.06.  No  Acquiror  Conflicts.  The  execution,  delivery  and
                     -----------------------
performance of this Agreement by Merger Sub and Murdock and the consummation of the transactions contemplated hereby will not:

          (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against Merger Sub's assets or Murdock's assets, with or without the giving of notice and/or the passage of time, or

          (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Merger Sub or Murdock is a party or by which Merger Sub or Murdock or their respective assets is bound or
(ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Merger Sub or Murdock is a party or by which Merger Sub or Murdock may be bound or affected or to which any of their respective assets may be subject, or

          (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could reasonably be expected to result in a Material Adverse Effect on Merger Sub or Murdock or the transactions contemplated by this Agreement.

     SECTION  4.07.  Acquiror  Consents  and  Approvals.  Neither Merger Sub nor
                     ----------------------------------
Murdock is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Merger Sub and Murdock of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Corporation of the Polar Business, other than those that may be required solely by reason of Polar's (as opposed to any other third party's) participation in the transactions contemplated hereby.

     SECTION  4.08.  Financial  and  Operating Statements of Acquiror.  Attached
                     ------------------------------------------------
hereto as Appendix II is a true and complete copy of the audited consolidated balance sheets of the Acquiror as of December 31, 1999 and December 31, 2000 (such latter balance sheet being termed the "ACQUIROR 2000 BALANCE SHEET"), together with the related consolidated statement of operations, stockholders' equity (deficit) and cash flow for the year ended (collectively, the "ACQUIROR YEAR END FINANCIAL STATEMENTS"). The Acquiror Year End Financial Statements fairly present the consolidated financial position and the results of operations of the Acquiror for the year then ended in conformity with generally accepted accounting principles ("GAAP") consistently applied.

     SECTION  4.09.  No  Undisclosed  or  Contingent  Liabilities  of  Acquiror.
                     ----------------------------------------------------------
Except for liabilities or obligations incurred by the Acquiror in the ordinary course of business since the date of the Acquiror 2000 Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Acquiror), to the knowledge of Acquiror, there is no basis for the assertion against the Acquiror of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) exceeding $25,000 in individual amount that may reasonably be expected to encumber or affect the Acquiror or the transactions contemplated hereby which is not fully reflected or reserved against on the Acquiror 2000 Balance Sheet.

     SECTION  4.10.  Assets  of  the  Acquiror.  The  assets  of  the  Acquiror
                     -------------------------
(collectively, the "ACQUIROR ASSETS") include, without limitation, the assets referenced below:

          (a)     Intellectual  Property.  All  patents,  trade or service names
                  ----------------------
and marks, assumed names and copyrights and all applications therefor relating in which the Acquiror has an interest (collectively, "ACQUIROR INTELLECTUAL PROPERTY"), including without limitation those listed in Section 4.10(a) of the Disclosure Schedule;

          (b)     Receivables.  All  accounts  receivable,  bills  and  notes
                  -----------
receivable, commercial paper and acceptances or any other evidences of indebtedness to the Acquiror, including without limitation those listed in
Section  4.10(b)  of  the  Disclosure  Schedule;

          (c)     Acquiror  Equipment.  All furniture, fixtures and equipment of
                  -------------------
the Acquiror (the "ACQUIROR EQUIPMENT"), including without limitation those items listed in Section 4.10(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

          (d)     Vehicles.  All  automobiles,  trucks,  trailers  and  other
                  --------
vehicles owned or leased by the Acquiror, including without limitation those listed in Section 4.10(d) of the Disclosure Schedule;

          (e)     Insurance.  All  insurance  policies covering the Acquiror and
                  ---------
its directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Acquiror Assets), including without limitation those listed in
Section  4.10(e)  of  the  Disclosure  Schedule;  and

          (f)     Permits.  All  licenses,  permits and authorizations issued by
                  -------
any federal, state, local or foreign governmental authority (the "ACQUIROR PERMITS") relating to the Acquiror, the Acquiror Assets or the conduct of the business of the Acquiror (the "ACQUIROR BUSINESS"), including without limitation those listed in Section 4.10(f) of the Disclosure Schedule.

     SECTION  4.11.  Absence  of  Certain  Acquiror Changes.  Since December 31,
                     --------------------------------------
2000,  the  Acquiror  has  not:

          (a) suffered any Material Adverse Effect and there has not been any event, whether occurring before or after December 31, 2000, that could reasonably be expected to have a Material Adverse Effect on the Acquiror; or

          (b) incurred any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Acquiror and consistent with past practice, none of which other items exceeds $25,000, considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability; or

          (c) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

          (d) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the timely payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Acquiror 2000 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

          (e) permitted, allowed or suffered any of the Acquiror Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, except for liens for Taxes (as defined herein) not yet owing; or

          (f) canceled any material amount of indebtedness or waived any material claims or rights; or

          (g) sold, transferred or otherwise disposed of any Acquiror Assets except in the ordinary course of business and consistent with past practice; or

          (h) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any Person other than representatives of Polar any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

          (i) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Acquiror to any officer or director of the Acquiror (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

          (j) granted any increase in the salary, compensation, rate of compensation, commissions of bonuses payable to or to become payable by the Acquiror to any employee of the Acquiror (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

          (k) paid, loaned or advanced any amount to any officer, director, employee or stockholder of the Acquiror except for amounts advanced to employees of the Acquiror in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any Acquiror Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of the Acquiror (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

          (l) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

          (m) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

          (n) made any material change in any method of accounting or accounting practice or policy; or

          (o) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $15,000 (whether or not insured against); or

          (p) issued any additional shares of capital stock of Murdock or the Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Murdock or the Subsidiaries; or

          (q) paid dividends on or made other distributions or payments in respect of the capital stock of Murdock or the Subsidiaries; or

          (r) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

          (s) entered into or agreed to any transaction not in the ordinary course of business; or

          (t) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4.11.

     SECTION  4.12.  Real  Property  of  Acquiror.
                     ----------------------------

          (a) Set forth in Section 4.12 of the Disclosure Schedule is a complete list of all real property that the Acquiror currently owns or has owned in the past ten years. The Acquiror has good and marketable title in fee simple to such currently owned real property and to all plants, buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever.

          (b) With respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Acquiror title to or an interest in or otherwise affecting any such real property, (i) no breach or event of default on the part of the Acquiror, (ii) no material breach or event of default, to the knowledge of the Acquiror, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Acquiror or, to the knowledge of the Acquiror, on the part of any other party thereto, has occurred and is continuing.

          (c) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of all real property leases to which the Acquiror is a party in any capacity (including all amendments thereof and modifications thereto) (the "LEASES"). The Acquiror's interests in and to all Leases listed on Section
4.12 of the Disclosure Schedule are free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever including without limitation subleases, chattel mortgages, mechanics' and materialmen's liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. The Acquiror has not received notice of any default by the Acquiror under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Acquiror under any of the Leases. None of the landlords under any of the Leases is in default.

          (d) The buildings and improvements owned or leased by the Acquiror on any real property owned by the Acquiror and on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. All of the plants, buildings and structures located on any real property owned by the Acquiror or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Acquiror Business.

          (e) There is no pending or threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Acquiror or any Lease.

     SECTION  4.13.  Acquiror  Contracts  and  Commitments.
                     -------------------------------------

          (a) All of the agreements, contracts and commitments to which the Acquiror is a party or is bound, whether individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Acquiror are described in Section 4.13(a) of the Disclosure Schedule.

          (b) The Acquiror is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, provide for the grant of any preferential rights to purchase or lease any of the Acquiror Assets, except as described in
Section  4.13(b)  of  the  Disclosure  Schedule.

          (c) The Acquiror has delivered or made available to Polar true and complete copies of each written agreement, contract or commitment listed in
Section 4.13(a) of the Disclosure Schedule, as well as true and accurate summaries of any oral agreement listed thereon.

          (d) The enforceability of the agreements, contracts and commitments referred to in this Section 4.13 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) The Acquiror is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its officers, employees, agents, consultants, advisors, salesmen or sales representatives that (i) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (ii) require non-cancelable payment by the Acquiror of over $5,000, or (iii) provide for any bonus or other payment based on the sale of the Acquiror or any portion thereof.

          (f) The Acquiror is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

          (g)     The  Acquiror  is  not  a  party  to  or  bound  by:

               (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Acquiror;

               (ii) any guaranty, direct or indirect, by the Acquiror of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

               (iii) any obligation to make payments, contingent or otherwise, of over $5,000 arising out of any prior acquisition of the business, assets or stock of other persons;

               (iv) any collective bargaining agreement with any labor union;

               (v) any lease or similar arrangement for the use by the Acquiror of personal property requiring payments by the Acquiror, on an annual basis, of over $10,000;

               (vi) any agreement containing noncompetition or other limitations restricting the conduct of the business of the Acquiror; and

               (vii)     any  partnership,  joint  venture or similar agreement.

          (h) Neither the Acquiror nor any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of the Acquiror or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of the Acquiror or the Subsidiaries.

          (i) Acquiror is not bound by any agreement to redeem any shares of the MurdockCommon Stock held by any stockholder, which agreement will not be effectively and properly terminated by the consummation of the Merger.

          (j)     With  respect to each contract and agreement listed in Section
4.13 of the Disclosure Schedule, except as set forth therein, to the knowledge of Murdock, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Acquiror in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Acquiror, nor any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Acquiror or on the part of any other party thereto.

     SECTION  4.14.  Acquiror  Intellectual  Property.
                     --------------------------------

          (a) Section 4.14 of the Disclosure Schedule contains an accurate and complete list of (i) all patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by the Acquiror and used in or necessary for the conduct of the Acquiror Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to technology, know-how or processes used in or necessary for the conduct of the Acquiror Business which the Acquiror is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types).

          (b) Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and
(ii) duly recorded in the names of the Persons set forth in Section 4.14 of the Disclosure Schedule.

          (c) No claims have been asserted in writing by any Person against the Acquiror with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Acquiror Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim.

          (d) To the knowledge of the Acquiror, no other Person is infringing the rights of the Acquiror with respect to the patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets described in this Section 4.14.

     SECTION 4.15.  Pension and Other Employee Plans and Agreements of Acquiror.
                    -----------------------------------------------------------

          (a) Section 4.15 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Acquiror or any Person (an "ACQUIROR ERISA AFFILIATE") who would be treated as being a "single employer" with the Acquiror under section 414 of the Code, has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "ACQUIROR PLANS" and individually, an "ACQUIROR PLAN"), and the Acquiror has furnished to Polar complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Acquiror Plan and Summary Plan Descriptions. The Acquiror has heretofore delivered to Polar the most recent liability valuation report with respect to each Acquiror Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to the Acquiror with respect to each Acquiror Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Acquiror Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 4.15 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, the "ACQUIROR TERMINATED PLANS" and individually, an "ACQUIROR TERMINATED PLAN").

          (b) With respect to each Acquiror Plan and each Acquiror Terminated Plan, the Acquiror and its Acquiror ERISA Affiliates have complied in all material respects with, and each Acquiror Plan and each Acquiror Terminated Plan conforms in all respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Acquiror Plan and each Acquiror Terminated Plan has been administered in all material respects in accordance with its terms. Each Acquiror Plan and each Acquiror Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to an Acquiror Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Acquiror Plan and Acquiror Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which the Acquiror is the sole employer. Neither the Acquiror nor any Acquiror ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither the Acquiror nor any Acquiror ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Acquiror Plans or to materially increase the benefits under any Acquiror Plan; no event or condition has occurred or exists with respect to any Acquiror Plan or Acquiror Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by the Acquiror or any Acquiror ERISA Affiliate, which individually or collectively could result in a material liability to the Acquiror or any Acquiror ERISA Affiliate; all contributions required to any Acquiror Plan and each Acquiror Terminated Plan and all premiums for insurance coverage for each fiscal year of each Acquiror Plan and each Acquiror Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Acquiror Year End Financial Statements through their relevant dates; no Acquiror Plan or Acquiror Terminated Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the knowledge of the Acquiror, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Acquiror Plans or Acquiror Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on the Acquiror or any Acquiror ERISA Affiliate of any penalty, assessment or liability in connection with any of the Plans or Terminated Plans, individually or collectively; no Acquiror Plan or Acquiror Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no "reportable event," as defined in section 4043 of ERISA, has occurred or, to the knowledge of the Acquiror, is about to occur that could result in a material liability to the Acquiror or any Acquiror ERISA Affiliate.

          (c) No Acquiror Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Acquiror or any Acquiror ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Acquiror Plan can be unilaterally terminated at any time by the Acquiror without material liability.

     SECTION  4.16.  Acquiror  Litigation.  There  are  no  open  and unresolved
                     --------------------
claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Acquiror or, to the knowledge of the Acquiror, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the transactions contemplated hereby at law or in equity or before or by any Governmental Authority. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 4.16 of the Disclosure Schedule would, if adversely decided, be reasonably expected to have a Material Adverse Effect on the Acquiror or the transactions contemplated hereby. The Acquiror is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may be reasonably expected to have a Material Adverse Effect on the Acquiror or on its ability to acquire any property or conduct its business in any way.

     SECTION  4.17.  Acquiror  Insurance.
                     -------------------

          (a) All policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance relating to the Acquiror Business (the "ACQUIROR INSURANCE POLICIES") are in full force and effect.

          (b) All billed premiums with respect to the Acquiror Insurance Policies covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date.

          (c) The coverage provided by the Acquiror Insurance Policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be adversely affected by or terminate or lapse by reason of the transactions contemplated hereby.
     SECTION  4.18.  Acquiror  Collective  Bargaining  Agreements; Compensation;
                     -----------------------------------------------------------
Employee  Agreements.
   -----------------

          (a) The Acquiror does not have in effect any collective bargaining agreement and is not currently engaged in any bargaining with any labor union.

          (b) To the knowledge of the Acquiror, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Acquiror and the Acquiror is not aware of any attempts to organize the employees of the Acquiror by any labor union.

          (c) Section 4.18 of the Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation and the portions thereof attributable to salary and bonuses, respectively, as well as the location of all officers of the Acquiror and of all employees of or consultants to the Acquiror that received annual base salary and cash bonus totaling in excess of $100,000 for the fiscal year ended March 31, 2001.

          (d) There are no covenants, agreements or restrictions to which the Acquiror is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any employee listed in Section 4.18 of the Disclosure Schedule from engaging in any type of business activity in any location.

     SECTION  4.19.  Acquiror  Labor  Matters.
                     ------------------------

          (a) The Acquiror has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice which has had, or could reasonably be expected to produce, a Material Adverse Effect on the Acquiror.

          (b) There is no open and unresolved unfair labor practice charge or complaint against the Acquiror for which the Acquiror has received service of process or other appropriate notice or, to the knowledge of the Acquiror, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board.

          (c) There is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which the Acquiror has received service of process or other appropriate notice and, to the knowledge of the Acquiror, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened.

          (d) There is no basis for any charge, complaint or grievance described in this Section 4.19, and, to the knowledge of the Acquiror, none is being considered or threatened.

          (e) There is no labor strike, slowdown or work stoppage for which the Acquiror has received service of process or other appropriate notice or, to the knowledge of the Acquiror, pending (without having been so served or noticed) or threatened against the Acquiror.

          (f) The Acquiror has not experienced any significant work stoppages or been a party within the past two years to any proceedings before the National Labor Relations Board, and is not a party to any arbitration proceeding arising out of or under collective bargaining agreements.

          (g) There is no open and unresolved charge or complaint for which the Acquiror has received service of process or other appropriate notice or, to the knowledge of the Acquiror, which is being considered or threatened against the Acquiror before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices.

          (h) The Acquiror has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Acquiror, and, to the knowledge of the Acquiror, no such investigation is in progress.

          (i) The employees of the Acquiror are not represented by any labor union and there are no any collective bargaining agreements otherwise in effect with respect to such employees.

          (j) There are no citations against the Acquiror from the Occupational Safety and Health Administration for which the Acquiror has been provided service of process or other appropriate notice, and, to the knowledge of the Acquiror, no such citations are pending.

     SECTION  4.20.  Compliance  with  Law  by  Acquiror.
                     -----------------------------------

          (a) To the knowledge of the Acquiror, the Acquiror is in compliance with all Laws applicable to the Acquiror Business, except for noncompliance which in the aggregate will not reasonably be expected to result in a Material Adverse Effect.

          (b) The Acquiror has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved.

          (c) The Acquiror has not been notified by any governmental or regulatory authority that the Acquiror is in violation or alleged violation of any Law applicable to the Acquiror Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

     SECTION  4.21.  Acquiror  Permits.  The  Acquiror  has all Acquiror Permits
                     -----------------
necessary for the ownership or leasing of its properties and the conduct of the Acquiror Business as now being conducted. All such Acquiror Permits are in full force and effect. To the knowledge of the Acquiror, no violations of the Acquiror Permits have been reported. No notice of any proceeding has been served or otherwise given to the Acquiror or, to the knowledge of the Acquiror, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Acquiror Permits.

     SECTION  4.22.  Acquiror  Environmental  Matters.
                     --------------------------------

          (a) All Acquiror Permits that are required for the current operation of the Acquiror Business under all Environmental Laws have been obtained. No notice to, approval of, authorization or consent from any Person is necessary for the transfer of any such Acquiror Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, such Acquiror Permits.

          (b) To the knowledge of the Acquiror, the Acquiror is in material compliance with all terms and conditions of all applicable Environmental Laws. Further, to the knowledge of the Acquiror, the Acquiror is in substantial compliance with all applicable covenants running with any leases that relate to the protection of health or the environment. The Acquiror has not received any written communication from any Person that alleges that the Acquiror is not in compliance with any applicable Environmental Law, which allegation has not been appropriately and completely resolved.

          (c) The Acquiror has not prepared or caused the preparation of any environmental reports, audits, investigations or assessments of the Acquiror or any real or personal property or operations which are now, or have been previously owned, leased, operated or managed, in whole or in part, by the (collectively, "ACQUIROR ENVIRONMENTAL REPORTS"). To the knowledge of the Acquiror, no Environmental Reports exist.

     SECTION  4.23.  Acquiror  Tax  Matters.
                     ----------------------

          (a) All Tax Returns required to be filed on or before the Closing Date by the Acquiror have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Acquiror and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

          (b) The Acquiror has timely paid or has made adequate provision in the Acquiror 2000 Balance Sheet for the payment of all Taxes due on such Tax
Returns that have been filed or will be filed for periods ending on or before the date of the Acquiror 2000 Balance Sheet.

          (c) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Acquiror, or, to the knowledge of the Acquiror, pending or proposed against or with respect to the Acquiror in respect of any Tax. There are no material liens for Taxes upon any of the Acquiror Assets.

          (d) The Acquiror has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

          (e) The Acquiror has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Acquiror does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

          (g) The Acquiror has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

          (h) There has never been a Tax sharing or allocation agreement in place between the Acquiror and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

          (i) The Acquiror is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Acquiror.

          (j) The Acquiror has delivered or made available to Polar correct and complete copies of all Tax Returns filed by the Acquiror for 2000, 1999 and 1998, all examination reports, and any statements of deficiencies assessed against or agreed to by the Acquiror.

     SECTION  4.24.  Title to Acquiror Assets.  The Acquiror has good, valid and
                     ------------------------
marketable title to the Acquiror Assets, including without limitation those assets set forth on the Acquiror 2000 Balance Sheet. At the Closing the Acquiror Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

     SECTION  4.25.  Redemptions of Capital Stock by Acquiror.  To the knowledge
                     ----------------------------------------
of Murdock, all redemptions of its capital stock by the Acquiror in the past ten years have been effected in accordance with all applicable federal and state securities (and other) Laws and agreements between the Acquiror and its stockholders. There exists no continuing claim by any former or current stockholder, for money or otherwise, against the Acquiror regarding any such redemptions.

     SECTION  4.26.  SEC  Reports  and  Financial  Statements.
                     ----------------------------------------

          (a) Murdock has filed all forms, reports, statements, schedules and other documents with the United States Securities and Exchange Commission (the "SEC") required to be filed by it since and including March 31, 2000 pursuant to the federal securities laws and the SEC rules and regulations thereunder (the "SEC REPORTS"). Murdock has delivered or made available to Polar copies of all such SEC Reports. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by Murdock with the SEC after the date hereof and prior to the Effective Time (the "FUTURE SEC REPORTS"), (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and such later filed Future SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No Subsidiary of Murdock is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) of Murdock included in the SEC Reports or any Future SEC Report has been, and in the case of any Future SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Murdock and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to the inclusion of full notes thereto and to normal and recurring year-end adjustments).

     SECTION  4.27.  Accuracy  of  Acquiror Disclosure.  There is no information
                     ---------------------------------
contained in this Agreement (whether in this Article IV, any other portion of this Agreement pertaining to the Acquiror, the Disclosure Schedule, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) that contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not misleading.

                                    ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

     SECTION  5.01.  Conduct  of  Polar  Business.  From  the date hereof to the
                     ----------------------------
Closing, except as otherwise expressly set forth in this Agreement, Polar shall conduct the business, operations, activities and practices of

Polar only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of Murdock, Polar shall not:

          (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the Leases, (ii) up to $600,000 in convertible debt securities in replacement of currently outstanding convertible debt securities and up to $700,000 in new convertible debt securities (collectively, the "CONVERTIBLE DEBT") and (iii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

          (b) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the Polar Fiscal 2001 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

          (c) permit, allow or suffer any of the Polar Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate and except for liens incurred in connection with the Convertible Debt;

          (d) cancel any amount of indebtedness in excess of $5,000 or waive any claims or rights of value in excess of $5,000;

          (e) sell, transfer or otherwise dispose of any of the Polar Assets with an aggregate value of more than $5,000;

          (f) dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of Merger Sub or Murdock any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to Polar);

          (g) grant any increase in the compensation payable to or to become payable to those individuals identified in Section 3.17 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of Polar (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of Polar or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees;

          (h) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $5,000 and are not made as advances for personal loans and except for loans or advances, if any, made to Murdock) to, or sell, transfer or lease any of the Polar Assets to, or enter into any agreement or arrangements with, any of the officers, directors, shareholders or employees of Polar or any of their respective affiliates;

          (i)     enter  into  any  collective  bargaining  or  labor agreement;

          (j) make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $15,000 for additions to property, plant, equipment or for any other purpose;

          (k) make any change in any method of accounting or accounting practice or policy;

          (l) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business;

          (m) terminate or amend in any material respect any material contract, lease, license, or other agreement to which Polar is a party;

          (n) permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

          (o) other than the Convertible Debt and with respect to presently existing convertible securities, issue any additional shares of capital stock of Polar or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of Polar;

          (p) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of Polar, or any breach of any representation, warranty, covenant or agreement made by Polar herein;

          (q) pay its suppliers and other vendors in a manner and time not consistent with past practice;

          (r) take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

          (s) agree, whether in writing or otherwise, to do any of the foregoing.

     SECTION  5.02.  Conduct  of  Murdock Business.  From the date hereof to the
                     -----------------------------
Closing, except as otherwise expressly set forth in this Agreement, Murdock shall conduct the business, operations, activities and practices of Murdock only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of Polar, Murdock shall not (and shall cause its Subsidiaries to not):

          (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for loans or advances from Polar or liabilities or obligations for
(i) rent under the Leases and (ii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $10,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

          (b) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the Acquiror 2000 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

          (c) permit, allow or suffer any of the Murdock Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $15,000 in the aggregate;

          (d) cancel any amount of indebtedness in excess of $5,000 or waive any claims or rights of value in excess of $5,000;

          (e) sell, transfer or otherwise dispose of any of the Murdock Assets with an aggregate value of more than $5,000;

          (f) dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of Polar any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to Murdock);

          (g) grant any increase in the compensation payable to or to become payable to those individuals identified in Section 4.18 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of Murdock (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of Murdock or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees;

          (h) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $5,000 and are not made as advances for personal loans) to, or sell, transfer or lease any of the Murdock Assets to, or enter into any agreement or arrangements with, any of the officers, directors, shareholders or employees of Murdock or any of their respective affiliates;

          (i)     enter  into  any  collective  bargaining  or  labor agreement;

          (j) make any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $15,000 for additions to property, plant, equipment or for any other purpose;

          (k) make any change in any method of accounting or accounting practice or policy;

          (l) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 4.11 hereof or outside the ordinary course of business;

          (m) terminate or amend in any material respect any material contract, lease, license, or other agreement to which Murdock is a party;

          (n) permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

          (o) other than with respect to presently existing convertible securities, issue any additional shares of capital stock of Murdock or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of Murdock;

          (p) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of Murdock, or any breach of any representation, warranty, covenant or agreement made by Murdock herein;

          (q) pay its suppliers and other vendors in a manner and time not consistent with past practice;

          (r) take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

          (s) agree, whether in writing or otherwise, to do any of the foregoing.

     SECTION 5.03.  Murdock's Access to Books and Records.  In order that Merger
                    -------------------------------------
Sub and Murdock may have full opportunity to make investigations of Polar in connection with the actions contemplated by this Agreement, Polar shall permit Merger Sub and Murdock and their counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, books and records, contracts and commitments of Polar from the date hereof through the Closing Date.

     SECTION  5.04.  Polar's  Access  to Books and Records.  In order that Polar
                     -------------------------------------
may have full opportunity to make investigations of Murdock and Merger Sub in connection with the actions contemplated by this Agreement, Murdock and Merger Sub shall permit Polar and its counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, books and records, contracts and commitments of Murdock and Merger Sub from the date hereof through the Closing Date.

     SECTION  5.05.  Consents.  Each  party agrees to use its reasonable efforts
                     --------
to obtain prior to the Closing all consents necessary, in the reasonable determination of the other party or parties (as the case may be), to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06 (with respect to Polar) and Section 4.07 (with respect to Murdock and Merger Sub) of the parties' respective Disclosure Schedules. All such consents shall be in writing and in form and substance reasonably satisfactory to the other party or parties (as the case may be), and executed counterparts thereof shall be delivered to the other party or parties (as the case may be) promptly after receipt thereof by the responsible party but in no event later than the Closing.

     SECTION  5.06.  Disclosure  Schedule.
                     --------------------

          (a) Each party shall be responsible for preparing a Disclosure Schedule that, if necessary, contains qualifications and exceptions to such party's representations and warranties and provides information required by such representations and warranties. The portion of the Disclosure Schedule prepared by Polar (Section 3.01 through Section 3.25) shall be considered to be part of the representations and warranties of Polar. The portion of the Disclosure Schedule prepared by Murdock (Section 4.01 through Section 4.27) shall be considered to be part of the representations and warranties of Murdock. An item shall be deemed properly disclosed only if it is set forth in the appropriate sections or subsections of the Disclosure Schedule. A reference in one section or subsection of the Disclosure Schedule will not suffice as proper disclosure if such item shall be required to be set forth in another section or subsection. Improper disclosure shall not give rise to constructive notice of an item to the party to whom disclosure is given. Each party shall deliver its portion of the Disclosure Schedule to the other party no later than January 22, 2002.

          (b) Following such delivery, until the Closing, each party shall have the continuing obligation to promptly supplement or amend its portion of the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Sections of the Disclosure Schedule ("SUPPLEMENTAL DISCLOSURES").

          (c) Each party acknowledges that the Disclosure Schedule is an important and integral part of this Agreement and that the other party or parties (as the case may be) shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof except to the extent that such supplementation or amendment is a result of any of the activities permitted by
Section 5.01 or 5.02, as the case may be ("SECTION 5.01 ITEMS" and "SECTION 5.02 ITEMS", respectively), which supplementation or amendment shall not be deemed to be a breach by the disclosing party of any obligation hereunder or be deemed to be the non-fulfillment of a condition hereunder.

     SECTION 5.07.  Governmental Filings.  As soon as practicable, Polar, Merger
                    --------------------
Sub and Murdock shall make any and all filings and submissions to any Governmental Authority that are required to be made in connection with the transactions contemplated hereby. Polar shall furnish to Merger Sub and Murdock, and Merger Sub and Murdock shall furnish to Polar, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

     SECTION  5.08.  Covenant  to  Satisfy  Conditions.  Polar,  Merger  Sub and
                     ---------------------------------
Murdock shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control.

     SECTION  5.09.  Confidentiality.  The  parties acknowledge and affirm their
                     ---------------
obligations regarding confidentiality set forth in their mutual confidentiality letters dated December, 2001. No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto, unless disclosure is required by applicable Law (in which case the disclosing party shall give reasonable advance notice of any disclosure to be made by it to the non-disclosing party).

     SECTION  5.10  Registration  Statement  and  Proxy  Statement.  As  soon as
                    ----------------------------------------------
practicable
following the execution of this Agreement, Murdock shall (i) file with the SEC and (ii) use its reasonable best efforts to have cleared and declared effective, as soon as possible, by the SEC a Proxy Statement and Registration Statement on Form S-4 (or similar or successor form) (the "FILING") to (x) register, for purposes of issuance in the Merger, the shares of Murdock Common Stock to be issued as Merger Consideration and (y) be delivered to the stockholders of Murdock for the purpose of seeking their approval for this Agreement, the Merger and such other matters as may be necessary to effectuate the other transactions contemplated hereby (collectively, the "TRANSACTIONS"). Murdock shall (1) notify Polar of the receipt of any comments (written or oral) of the SEC with respect to the Filing and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Polar copies of all correspondence between Murdock or any representative of Murdock and the SEC, (2) give Polar and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon the Filing prior to its being filed with the SEC and shall give Polar and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon all amendments and supplements to the Filing and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (3) use its reasonable best efforts otherwise to comply with all legal requirements applicable to the Filing. Included also as part of the Transactions in the Filing shall be the proposal to the stockholders of Murdock of (i) the election of a slate of seven directors (six of whom shall be selected by Polar (three of whom shall not be employees, consultants or ten percent stockholders of Murdock or Polar) and one of whom shall be selected by Murdock) (the "DIRECTOR SLATE"), which election shall be effective at the Effective Time,
(ii) the reincorporation of Murdock in the State of Delaware under the name "Polar Holding Corporation" (or similar name), effective as of the Effective Time, and (iii) the approval of a new equity incentive plan mutually satisfactory to the parties. Polar shall cooperate in all reasonable respects with Murdock in preparing the Filing. Murdock shall indemnify and hold harmless Polar and its directors, officers, employees and control persons in connection with the Filing, except to the extent that any information contained in the Filing was false or misleading or contained material omissions and was prepared by Polar and provided by Polar to Murdock specifically for inclusion in the Filing.

     SECTION  5.11  Murdock  Stockholder  Approval.  Immediately  following  the
                    ------------------------------
SEC's declaration of effectiveness of the Filing, Murdock shall take all action necessary in accordance with applicable Law and its Articles of Incorporation and Bylaws to duly call, give notice of and convene a meeting of its stockholders (the "MURDOCK STOCKHOLDERS MEETING") for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and the Transactions, and to submit this Agreement to the stockholders of Murdock for their approval. The Board of Directors shall (i) recommend to the stockholders of Murdock the approval and adoption of this Agreement, the Merger and the Transactions, (ii) include in the Proxy Statement such favorable recommendation of the Board of Directors of Murdock that the stockholders of Murdock vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions, (iii) take all lawful action to solicit such approval from the stockholders of Murdock and (iv) not withdraw, amend or modify such favorable recommendation (or announce publicly its intention to do so), unless the Board of Directors of Murdock, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for the Board of Directors of Murdock to comply with its fiduciary duties to the stockholders of Murdock under applicable Law.

     SECTION  5.12  Polar Stockholder Approval.  Immediately following the SEC's
                    --------------------------
declaration of effectiveness of the Filing, Polar shall take all action necessary in accordance with applicable Law and its Certificate of Incorporation and Bylaws to duly call, give notice of and convene a meeting of its stockholders (the "POLAR STOCKHOLDERS MEETING") for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and the Transactions, and to submit this Agreement to the stockholders of Polar for their approval. The Board of Directors shall (i) recommend to the stockholders of Polar the approval and adoption of this Agreement, the Merger and the Transactions, (ii) include in Polar's proxy statement such favorable recommendation of the Board of Directors of Polar that the stockholders of Polar vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions, (iii) take all lawful action to solicit such approval from the stockholders of Polar and (iv) not withdraw, amend or modify such favorable recommendation (or announce publicly its intention to do so), unless the Board of Directors of Polar, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for the Board of Directors of Polar to comply with its fiduciary duties to the stockholders of Polar under applicable Law. Polar shall (1) give Murdock and its counsel the opportunity to review and comment (which review and comment shall be completed within three business days) upon Polar's proxy statement prior to its being sent to the stockholders of Polar and (2) use its reasonable best efforts to comply with all legal requirements applicable to the proxy statement.

     SECTION 5.13.  Resignation of Officers and Directors; Corporate Governance.
                    -----------------------------------------------------------
On or prior to the Closing, Murdock shall deliver, or cause to be delivered, to Polar the resignation of each officer and director of Murdock and the Subsidiaries, effective at the Effective Time (unless agreed otherwise in writing by Polar). Immediately following the Merger, the Board of Directors of Murdock shall establish committees of the Board of Directors of the Surviving Corporation, customary for the governance of a public company, including but not limited to an audit committee and a compensation committee.

     SECTION  5.14.  Provision of Polar's Audited Financial Statements.  As soon
                     -------------------------------------------------
as practicable, Polar shall engage an independent public accountant reasonably acceptable to Murdock to prepare an audit of Polar's financial statements for the nine months ending December 31, 2001 and for any other periods required to comply with applicable Law in connection with their inclusion in the Filing.

     SECTION  5.15.  Financial  Condition  of Murdock.  Murdock shall use all of
                     ---------------------------------
its reasonable efforts to cause its creditors to forgive and/or convert into equity Murdock's liabilities, such that Murdock's liabilities will, as of Closing, not exceed its assets (each as determined in accordance with GAAP, consistent with past practice, but excluding from liabilities the amounts, if any, of loans extended by Polar to Murdock or Merger Sub) (the "NET WORTH TEST").

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.01.  Conditions to the Obligations of Each Party.  The respective
                    -------------------------------------------
obligations of Murdock, Merger Sub and Polar to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

          (a)     Polar  Stockholder  Approval.  This  Agreement shall have been
                  ----------------------------
adopted by the stockholders of Polar in accordance with the Delaware Law and Polar's Certificate of Incorporation and its Bylaws.

          (b)     Murdock  Stockholder Approval.  This Agreement shall have been
                  -----------------------------
adopted by the stockholders of Murdock in accordance with applicable Law and Murdock's Articlesof Incorporation and its Bylaws.

          (c)     No  Orders  and  Injunctions.  No Governmental Authority shall
                  ----------------------------
have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "ORDER"), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of the Surviving Corporation effectively to acquire or hold Polar's business; provided
                                                                        --------
that Murdock, Merger Sub and Polar shall each use its reasonable best efforts to
----
have  any  such  Order  vacated.

          (d)     Effectiveness  of  the  Filing.  The  Filing  shall  have been
                  ------------------------------
declared effective by the SEC and no stop order shall be in place relating thereto.

          (e)     Convertible  Debt of Polar.  Since the date of this Agreement,
                  --------------------------
Polar shall have received disbursements of at least $1,500,000 in gross proceeds from the sale of its convertible debt securities or its other securities.

     SECTION  6.02.  Conditions  to  Obligations  of Murdock and Merger Sub. The
                     ------------------------------------------------------
obligations of Murdock and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Murdock in writing prior to the Effective Time:

          (a)     Representations and Warranties.  The Polar Net Adverse Effects
                  ------------------------------
(as defined below) resulting from any breaches of the representations and warranties of Polar set forth in this Agreement (which representations and warranties shall be deemed given (i) as of the date of this Agreement (but taking into effect the Disclosure Schedule) and (ii) as of the Closing Date as though then made on and as of the Closing Date (taking into effect the Disclosure

Schedule and excluding any Section 5.01 Items) except for (A) changes specifically contemplated by this Agreement and (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct only as of such date)) shall not exceed $500,000, provided, however, that (x) the representations and warranties set forth in the officers' certificate required by Section 6.02(d) as to the performance by Polar of its obligations under this Agreement and (y) the representations and warranties set forth in Sections 3.01 through 3.05 and Section 3.23 and 3.25, shall, in each such case, be true and correct in all respects. "POLAR NET ADVERSE EFFECTS" shall mean the net aggregate adverse effects on the reasonably determined valuation by Murdock of the business, operations, assets, liabilities (actual or contingent), properties, financial and other condition or results of operations of Polar.

          (b)     Covenants  and  Agreements.  Polar  shall  have  performed all
                  --------------------------
obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time, other than any failure of performance or compliance which (i) cannot be (or has not already been) cured within 20 calendar days after written notice of such breach is delivered to Polar or (ii) in reasonably determined probability, would not materially adversely affect the ability of the parties hereto to consummate the Transactions.

          (c)     Consents.  Murdock  shall  have received evidence, in form and
                  ---------
substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties (i) necessary for the consummation of the Transactions and (ii) as otherwise set forth in Section 3.06 of the Disclosure Schedule have been obtained, all on terms and conditions reasonably satisfactory to Murdock.

          (d)     Officers'  Certificate.  Polar  shall  have  delivered  an
                  ----------------------
Officers' Certificate, duly executed by Polar's Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.02(a) and (b) above have been satisfied.

          (e)     Existing Bridge Loan.  PMC shall have repaid or extended until
                  --------------------
at least December 31, 2002, the bridge financing arrangement in the principal amount of $600,000 with Affiliated Investments, L.L.C.

          (f)     Polar  Lock-up Agreements.  Polar shall have delivered lock-up
                  -------------------------
agreements in the form attached hereto as Exhibit "A" (the "Lock-up Agreement") from holders covering at least 60% of its capital stock outstanding as of the Closing.

          (g)     Certified Copies.  Polar shall have delivered certified copies
                  ----------------
of (i) the resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) resolutions duly adopted by the stockholders of Polar duly approving the Merger, this Agreement and the Transactions, and (iii) the Certificate of Incorporation and the Bylaws of Polar as then in effect immediately prior to the Effective Time.

     SECTION 6.03.  Conditions to Obligation of Polar.  The obligations of Polar
                    ---------------------------------
to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Polar in writing prior to the Effective Time:

          (a)     Representations  and  Warranties.  The  Murdock  Net  Adverse
                  --------------------------------
Effects (as defined below) resulting from any breaches of the representations and warranties of Murdock set forth in this Agreement (which representations and warranties shall be deemed given (i) as of the date of this Agreement (but taking into effect the Disclosure Schedule) and (ii) as of the Closing Date as though then made on and as of the Closing Date (taking into effect the Disclosure Schedule and excluding any Section 5.02 Items) except for (A) changes specifically contemplated by this Agreement and (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct only as of such date)) shall not exceed $500,000, provided, however, that (x) the representations and warranties set forth in the officers' certificate required by Section 6.03(d) as to the performance by Murdock of its obligations under this Agreement and (y) the representations and warranties set forth in Sections 4.01 through 4.07 and Section 4.24, 4.26 and 4.27, shall, in each such case, be true and correct in all respects. "MURDOCK NET ADVERSE EFFECTS" shall mean the net aggregate adverse effects on the reasonably determined valuation by Polar of the business, operations, assets, liabilities (actual or contingent), properties, financial and other condition or results of operations of Murdock and its Subsidiaries taken as a whole.

          (b)     Covenants  and  Agreements.  Murdock  shall have performed all
                  --------------------------
obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time, other than any failure of performance or compliance which (i) cannot be (or has not already been) cured within 20 calendar days after written notice of such breach is delivered to Murdock or (ii) in reasonably determined probability, would not materially adversely affect the ability of the parties hereto to consummate the Transactions.

          (c)     Consents.  Polar  shall  have  received  evidence, in form and
                  ---------
substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties (i) necessary for the consummation of the Transactions and (ii) as otherwise set forth in Section 4.07 of the Disclosure Schedule have been obtained, all on terms and conditions reasonably satisfactory to Polar.

          (d)     Officers'  Certificate.  Murdock  shall  have  delivered  an
                  ----------------------
Officers' Certificate, duly executed by Murdock's Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.03(a) and (b) above have been satisfied.

          (e)     Election  of  Slate of Directors.  The stockholders of Murdock
                  --------------------------------
shall have duly elected the Director Slate, effective as of the Effective Time, and there shall be no other directors of Murdock.

          (f)     Murdock  Financial  Status.  Murdock  shall  have  met the Net
                  --------------------------
Worth  Test,  as  set  forth  in  Section  5.15  hereof.

          (g)     Murdock  Lock-up  Agreements.  Murdock  shall  have  delivered
                  -----------------------------
Lock-up Agreements from holders covering at least 60% of all of its capital stock outstanding as of the Closing.

          (h)     Certified  Copies.  Murdock  shall  have  delivered  certified
                  -----------------
copies of (i) the resolutions duly adopted by Murdock's and Merger Sub's Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the resolutions duly adopted by the stockholders of Murdock adopting this Agreement, the Merger and the Transactions and (iii) the Articles of Incorporation and Bylaws of Murdock and the Certificate of Incorporation and the Bylaws of the Merger Sub as then in effect immediately prior to the Effective Time.

                                   ARTICLE VII

                                   TERMINATION

     SECTION  7.01.  Termination  by  Mutual  Consent.  This  Agreement  may  be
                     --------------------------------
terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, by the mutual written consent of Polar, Murdock and Merger Sub.

     SECTION  7.02.  Termination by Either Murdock or Polar.  This Agreement may
                     --------------------------------------
be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, by either Murdock or Polar, if:

          (a) any Governmental Authority shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, the Common Shares pursuant to the Merger and such Order shall have become final and nonappealable; provided that the right to terminate this Agreement
                            --------  ----
pursuant to this Section 7.02(a) shall not be available to any party that has failed to perform its obligations under Section 5.08 or the proviso contained in
Section  6.01(c);  or

          (b) the Merger shall not have been consummated on or before August 31, 2002 (the "EXPIRATION DATE") (provided, that the Expiration Date shall be automatically extended to (i) September 30, 2002 if the Merger shall not have been consummated on or prior to August 31, 2002 due solely to the failure of the SEC to clear and declare effective the Filing for mailing to Murdock's stockholders on or prior to July 31, 2002) or if events have occurred which have made it impossible to satisfy on or before the Expiration Date a condition precedent to the terminating party's obligations to consummate the Transactions; provided that the right to
--------  ----
terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date.

     SECTION  7.03.  Termination  by  Murdock.  This Agreement may be terminated
                     ------------------------
and the Merger and other Transactions may be abandoned by Murdock at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, if:

     (a) Polar shall have breached (which breach materially and adversely affects the ability of the parties hereto to consummate the Transactions) any of its covenants or other agreements set forth in this Agreement (a "TERMINATING POLAR BREACH") and such Terminating Polar Breach is not cured within 20 days after notice thereof is received by Polar; or

     (b) Polar's portion of the Disclosure Schedule (i) is not delivered in accordance with Section 5.06 on or prior to January 22, 2002 or (ii) contains information which evidences the occurrence of a Material Adverse Effect regarding Polar since October 31, 2001 (provided that any termination under this clause (b) may only be effected on or prior to February 15, 2002).

     SECTION  7.04.  Termination  by Polar.  This Agreement may be terminated by
                     ---------------------
Polar and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of Polar and/or Murdock, if:

     (a) Murdock shall have breached (which breach materially and adversely affects the ability of the parties hereto to consummate the Transactions) any of its covenants or other agreements set forth in this Agreement (a "TERMINATING MURDOCK BREACH") and such Terminating Murdock Breach is not cured within 20 days after notice thereof is received by Murdock; or

     (b) Murdock's portion of the Disclosure Schedule (i) is not delivered in accordance with Section 5.06 on or prior to January 22, 2002 or (ii) contains information which evidences the occurrence of a Material Adverse Effect regarding Acquiror since September 30, 2001 (provided that any termination under this clause (b) may only be effected on or prior to February 15, 2002).

     SECTION  7.05.  Effect  of Termination.  In the event of the termination of
                     ----------------------
this Agreement and abandonment of the Merger and other Transactions pursuant to this Article VII, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party's officers, directors, stockholders, affiliates and agents; provided, that nothing contained in this
Section 7.05 shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION  8.01  Survival  of  Representations  and  Warranties.  None of the
                    ----------------------------------------------
representations and warranties made hereunder shall survive the Closing (provided, however, that any representations or warranties made fraudulently or willfully inaccurate shall survive for the duration of the applicable statute of limitations).

     SECTION 8.02.  Commissions. Except for Houlihan Smith & Company, Inc. (with
                    -----------
respect to Polar) and Berthel Fisher & Company (with respect to Murdock), no party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

     SECTION 8.03.  Definition of Knowledge.  For the purpose of this Agreement,
                    -----------------------
the Exhibits and Appendices to this Agreement and the Disclosure Schedule, the phrases "to the knowledge" of any party and "known" and words of like effect shall mean to the actual knowledge of such party and any executive officer or director of any such party, which knowledge shall also include information existing in the records and files of such party.

     SECTION  8.04.  Definition  of Material Adverse Effect and Material Adverse
                     -----------------------------------------------------------
Change.  "MATERIAL  ADVERSE  EFFECT"  or  "MATERIAL  ADVERSE CHANGE" means, with
 -----
respect to any party, any materially adverse change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole (but excluding any such items affecting the general economy or such party's industry as a whole).

     SECTION  8.05.  Expenses, Taxes, Etc.  Except as otherwise provided herein,
                     --------------------
each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

     SECTION  8.06.  Successors  and  Assigns.  No party shall have the right to
                     ------------------------
assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

     SECTION  8.07.  No Third-Party Benefit.  Nothing in this Agreement shall be
                     ----------------------
deemed to create any right or obligation in any Person not a party hereto (except with respect to Polar's shareholders' right to receive Merger Consideration) and this Agreement shall not be construed otherwise in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

     SECTION  8.08.  Entire Agreement; Amendment.  This Agreement, the Exhibits,
                     ---------------------------
the Appendices and the Disclosure Schedule hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

     SECTION  8.09.  Reformation  and  Severability.  If  any  provision of this
                     ------------------------------
Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

          (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

          (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     SECTION  8.10.  Notices.  All  notices,  claims,  certificates,  requests,
                     -------
demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

     If  to  Merger  Sub  or  Murdock:

          Murdock  Communications  Corporation
          5539  Crane  Lane  N.E.
          Cedar  Rapids,  Iowa  52402
          Attention:  Thomas  Berthel

     with  a  copy  to:

          Arenson  &  Zimmerman  PLC
          The  American  Building
          101  Second  Street  S.E.,  Suite  904
          Cedar  Rapids,  Iowa  52401
          Attention:  James  H.  Arenson

     If  to  Polar:

          Polar  Molecular  Corporation
          4600  S.  Ulster  Street,  Suite  700
          Denver,  Colorado  80237
          Attention:  Mark  L.  Nelson

     with  a  copy  to:

          Holme  Roberts  &  Owen  LLP
          1700  Lincoln  Street,  Suite  4100
          Denver,  Colorado  80203
          Attention:  Garth  B.  Jensen  and  J.  Gregory  Holloway

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     SECTION  8.11.  GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE GOVERNED BY, AND
                     --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

     SECTION  8.12  Arbitration.
                    -----------

          (a) Any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof (whether, in any case, involving (x) a party hereto, (y) their transferees or (z) such party's or transferee's directors, officers, partners, members, managers, employees, representatives or agents) that has not been resolved by negotiation among the parties, shall be settled by binding arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules ("RULES"), and shall be held in Denver, Colorado.

          (b) The Delaware rules of evidence shall control the admission of evidence into the arbitration proceeding.

          (c) Any dispute submitted for arbitration shall be referred to a single arbitrator mutually selected by the parties. If the parties cannot agree upon a mutually agreeable arbitrator within 30 days of having submitted the dispute to the AAA, a neutral arbitrator shall be appointed by the AAA in accordance with the Rules. The parties agree that they shall consent to an expedited proceeding under the Rules, to the fullest extent that the AAA can accommodate such a request.

          (d) The ruling of the arbitrator shall be binding and conclusive upon all parties hereto and any other person, entity or trust with an interest in the matter.

          (e) The arbitration provision set forth in this Section 8.12 shall be a complete defense to any suit, action or other proceeding instituted in any court regarding any controversy or claim (including, without limitation, whether any controversy or claim is subject to arbitration) arising out of or relating to this Agreement, or the breach thereof (whether, in any case, involving (x) a party hereto, (y) their transferees or (z) such party's or transferee's directors, officers, partners, members, managers, employees, representatives or agents); provided, however, that (i) any of the parties to the arbitration may request a Delaware State District Court, to provide interim injunctive relief in aid of arbitration hereunder or to prevent a violation of this Agreement pending arbitration hereunder (and any such request shall not be deemed a waiver of the obligations to arbitrate set forth in this Section 8.12), (ii) any ruling on the award rendered by the arbitrator may be entered as a final judgment in (and only in) a Delaware State District Court (and each of the parties hereto irrevocably submits to the jurisdiction of such court for such purposes) and (iii) application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any such final judgment and the entry of whatever orders are necessary for such enforcement. In any proceeding with respect hereto, all direct, reasonable costs and expenses (including, without limitation, AAA administration fees and arbitrator fees) incurred by the parties to the proceeding shall, at the conclusion of the proceeding, be paid by the party incurring the same.

     SECTION 8.13.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


             The remainder of this page is intentionally left blank.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

                                             POLAR  MOLECULAR  CORPORATION


                                             By:  ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________


                                             MURDOCK  COMMUNICATIONS CORPORATION



                                             By:  ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________


                                             MCC  MERGER  SUB  CORPORATION



                                             By:  ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                   Exhibit "A"


                            Form of Lock-up Agreement

                                   Appendix I

                       Polar Year End Financial Statements

                                   Appendix II

                       Polar Interim Financial Statements

                                  Appendix III

                     Acquiror Year End Financial Statements



                                      III-1